UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2013

Sanomedics International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Brickell Avenue, Suite 415, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (305) 433-7814 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on July 10, 2013 Sanomedics International Holdings, Inc., a Delaware corporation (“Sanomedics” and/or the “Company”), and Anovent, Inc., a Florida corporation and wholly owned subsidiary of Sanomedics, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Duke Medical Equipment LLC, a Texas limited liability company (“Duke”) and Vann R. Duke, the sole equity holder of Duke (the “Seller”). Pursuant to the Purchase Agreement, at the closing the Seller would have transferred to the Company all the membership interest of Duke for an aggregate purchase price of $7,000,000 subject to certain adjustments, of which $2,000,000 was to be paid in cash to the Seller at closing.

Although the Company is currently in negotiations to secure acquisition financing targeted for the Duke purchase, on December 23, 2013, the Seller informed the Company that he no longer desired to sell Duke and the definitive agreement between the parties was terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.

Date: December 30, 2013	By:	/s/ David C. Langle
David C. Langle, Chief Financial Officer

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